EXHIBIT 99.3

              Form of Letter to Common Stockholders (Beneficial)

                         AAMES FINANCIAL CORPORATION
                               RIGHTS OFFERING

To Our Clients:

      Enclosed for your consideration is a prospectus, dated September ____, 1999 (the "Prospectus"), and an instruction form (the "Instruction Form") relating to the rights offering by Aames Financial Corporation (the "Company") of rights to purchase shares of its Series C Convertible Preferred Stock, par value $0.001 per share ("Series C Preferred Stock"), to holders of record ("Holders") of its common stock, par value $0.001 per share (the "Common Stock") on September 7, 1999 (the "Record Date").

      Pursuant to the rights offering, each Holder is entitled to purchase one share of Series C Preferred Stock for every share of Common Stock held by such Holder on the Record Date at the subscription price of $1.00 per share (the "Subscription Privilege"). Holders are entitled to subscribe for all or any portion of the shares underlying their Basic Subscription Privilege.

      The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises of the Subscription Privilege may only be made by us as the Holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to subscribe for any Shares for which you are entitled to subscribe for pursuant to the terms and conditions set forth in the enclosed Prospectus. HOWEVER, WE URGE YOU TO READ THESE DOCUMENTS CAREFULLY BEFORE INSTRUCTING US TO EXERCISE ANY SUBSCRIPTION RIGHTS.

      Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the subscription rights on your behalf in accordance with the provisions of the rights offering. The rights offering will expire at 5:00 p.m., Eastern Daylight Savings Time, on September 29, 1999, unless extended by the Company in its sole discretion. ONCE YOU HAVE EXERCISED YOUR SUBSCRIPTION RIGHTS, YOU MAY NOT REVOKE YOUR ELECTION FOR ANY REASON.

      If you wish to have us exercise, on your behalf, your right to purchase shares of Series C Preferred Stock for which you are entitled to subscribe, please so instruct us by completing, executing, detaching and returning to us, and not the Subscription Agent, the attached Instruction Form along with proper payment for the number of shares for which you are subscribing at the subscription price.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO CHASEMELLON CONSULTING SERVICES, THE INFORMATION AGENT, AT THE FOLLOWING TELEPHONE NUMBER: (888) 566-9472.



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                         Aames Financial Corporation


            Instructions To Subscribe for Series C Preferred Stock
                         Pursuant to Rights Offering

      The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the offering of rights to purchase shares of Series C Convertible Preferred Stock, par value $0.001 (the "Series C Preferred Stock"), of Aames Financial Corporation (the "Company").

      This will instruct you on whether to purchase the Series C Preferred Stock distributed with respect to the Company's common stock, par value $0.001 per share (the "Common Stock") held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus.

      [ ] Please do not exercise my rights to purchase shares of Series C Preferred Stock of the Company.

      [ ] Please exercise my rights to purchase _______ shares of the Series C Preferred Stock of the Company as set forth below:

                      NUMBER OF SHARES   SUBSCRIPTION PRICE        PAYMENT
Subscription
Privilege            __________________        $1.00         =  $______________


      Payment in the following amount is enclosed:     $____________________


                                          Signature(s) of Beneficial Owner:

      Date: _______________________       ____________________________________

      Address: ____________________       Print Name:______________________

      _____________________________       Title or Capacity:_______________
                                          (if applicable)

      Telephone (day):________________

            (evening):________________



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